                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                 MYR GROUP INC.
                                       AT
                              $30.10 NET PER SHARE
                                       BY

                             GPX ACQUISITION CORP.
                      A DIRECT WHOLLY OWNED SUBSIDIARY OF

                                   GPU, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 29, 2000,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated December 29, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments and supplements to each document, collectively constitute the "Offer"), relating to an offer by GPX Acquisition Corp., a Delaware corporation ("Offeror") and a direct wholly owned subsidiary of GPU, Inc., a Pennsylvania corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of MYR Group Inc., a Delaware corporation (the "Company"), at a purchase price of $30.10 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 21, 1999, by and among Parent, Offeror and the Company (the "Merger Agreement"). Offeror is a corporation that does not have any operations. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $30.10 per Share, net to the seller in cash, without interest.

          2. The Offer is conditioned upon, among other things, (A) such number of Shares of the Company having been validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that, together with Shares beneficially owned by Parent and any of its affiliates on that date, constitute more than 50.1% of the Shares, assuming exercise and conversion of all outstanding options and convertible securities of the Company and (B) the Securities and Exchange Commission having issued an order under the Public Utility Holding Company Act of 1935, as amended, reasonably acceptable to Parent and Offeror authorizing the acquisition of Shares, the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement.

          3.  The Offer is being made for all of the outstanding Shares.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See "Important Tax Information" in the Letter of Transmittal.

          5. The Board of Directors of the Company has unanimously approved the Merger Agreement, determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company (other than Parent and its subsidiaries) and recommends that all stockholders of the Company accept the Offer and tender all their Shares pursuant to the Offer.

          6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Shares pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and
     (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Certificates for Shares or Book-Entry Confirmations are actually received by the Depositary.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 29, 2000, UNLESS THE OFFER IS EXTENDED.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. An envelope to return your instructions is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     If the securities laws of any jurisdiction require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                 MYR GROUP INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 29, 1999 (as amended, the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by GPX Acquisition Corp., a Delaware corporation ("Offeror") and a direct wholly owned subsidiary of GPU, Inc., a Pennsylvania corporation ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of MYR Group Inc., a Delaware corporation (the "Company"), at a purchase price of $30.10 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Offeror is a corporation that does not have any operations. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 21, 1999, by and among Parent, Offeror and the Company.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares to be Tendered:* -------------
                                                                                  SIGN HERE

Account Number: ----------------------------------          -----------------------------------------------------

Date: ---------- , 2000                                     -----------------------------------------------------
                                                                                Signature(s)

                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                               (Print Name(s))

                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                             (Print Address(es))

                                                            -----------------------------------------------------
                                                                     (Area Code and Telephone Number(s))

                                                            -----------------------------------------------------
                                                                         (Taxpayer Identification or
                                                                         Social Security Number(s))

---------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                        3